Exhibit 99.1

Special Meeting of Stockholders of

ALLIS-CHALMERS ENERGY INC.

FEBRUARY 23, 2011

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			For	Against	Abstain
	1.	To approve and adopt the Agreement and Plan of Merger, dated as of August 12, 2010, among Allis-Chalmers Energy Inc., Seawell Limited and Wellco Sub Company.	☐	☐	☐

	2.	To approve and adopt an amendment to the Certificate of Designations of 7% Convertible Perpetual Preferred Stock.	☐	☐	☐

	3.	To approve the adjournment or postponement of the special meeting of the stockholders of Allis-Chalmers, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals.	☐	☐	☐

The proxies are authorized to vote in their discretion on such other business as may properly come before the special meeting or any adjournments or postponements thereof.

To change the address on your account, please check the box at right and indicate your new address in the space provided above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ALLIS-CHALMERS ENERGY INC.

5075 Westheimer, Suite 890

Houston, Texas 77056

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL

MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 23, 2011.

The undersigned hereby appoints Victor M. Perez and Theodore F. Pound III, and each of them, either one of whom may act without joinder of the other, as proxies, with full power of substitution and revocation to represent the undersigned and to vote all shares of Allis-Chalmers Energy Inc. which the undersigned is entitled to vote at the special meeting of stockholders to be held at the Westin Galleria Hotel, Chevy Chase Room, 5060 West Alabama Street, Houston, Texas 77056 on February 23, 2011 at 10:00 a.m., local time, and at any adjournment or postponement thereof, (1) as designated on the reverse side on the proposals listed on the reverse side and (2) in their discretion on such other business as may properly come before the special meeting or any adjournment or postponement thereof.

(Continued and to be Signed on the Reverse Side)

Special Meeting of Stockholders of

ALLIS-CHALMERS ENERGY INC.

FEBRUARY 23, 2011

PROXY VOTING INSTRUCTIONS

INTERNET  –  Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE  -  Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL  -  Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON  -  You may vote your shares in person by attending the Special Meeting.

Company Number
Account Number

i Please detach along perforated line and mail in the envelope provided if you are not voting via telephone or the Internet. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			For	Against	Abstain
	1.	To approve and adopt the Agreement and Plan of Merger, dated as of August 12, 2010, among Allis-Chalmers Energy Inc., Seawell Limited and Wellco Sub Company.	☐	☐	☐

	2.	To approve and adopt an amendment to the Certificate of Designations of 7% Convertible Perpetual Preferred Stock.	☐	☐	☐

	3.	To approve the adjournment or postponement of the special meeting of the stockholders of Allis-Chalmers, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals.	☐	☐	☐

The proxies are authorized to vote in their discretion on such other business as may properly come before the special meeting or any adjournments or postponements thereof.

To change the address on your account, please check the box at right and indicate your new address in the space provided above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.